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EXHIBIT  23.1

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-120160 and 333-117405) of Greenfield Online, Inc., of our report dated March 30, 2005 relating to the consolidated financial statements, which appear in this Form 10-K. We also consent to the incorporation by reference of our report dated March 30, 2005 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Stamford, Connecticut
March 30, 2005